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                                   CERPLEX INC

                            FILING TYPE:  8-K
                            DESCRIPTION:  CURRENT REPORT
                            FILING DATE:  SEPTEMBER 21, 2000

                             PERIOD END:  SEPTEMBER 21, 2000

                       PRIMARY EXCHANGE:  N/A
                                 TICKER:  N/A





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                                TABLE OF CONTENTS


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                                       8-K

Item 3: Bankruptcy

Item 2: Disposition of Assets



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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): June 20, 2000

                             THE CERPLEX GROUP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



             Delaware                0-9725                      75-1539534
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



111 Pacifica Avenue, Irvine, California                               92618
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               (Address of principal executive offices) (Zip Code)



                                 (949) 754-5300

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               (Registrant's telephone number including area code)



                                 Not Applicable

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         (Former name or former address, if changed since last report.)




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ITEM 3: BANKRUPTCY

As reported in the June 24, 2000 Form 10-Q of The Cerplex Group, Inc. ("Group"), an involuntary Chapter 11 bankruptcy petition was filed on June 20, 2000 by certain creditors of Group. Group consented to the involuntary filing on July 11, 2000. On July 27, 2000, Cerplex, Inc., (a wholly-owned subsidiary of Group) filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code (the "Code".) An Order of Relief was issued by the United States Bankruptcy Court for the District of Delaware (the "Court") in the Group case on July 26, 2000 and on July 27, 2000 in the Cerplex, Inc. case. Under Chapter 11 of the Code, both Group and Cerplex, Inc. (collectively, the "Company") are considered debtors-in-possession of the assets. As debtors-in possession ("DIP"), management of the company operates the business under the supervision of the Court and, among other things, is granted a 120-day exclusive right to propose a plan of reorganization. In accordance with the provisions of the Code, an automatic stay provides that creditors of the Company are prevented from seeking repayment of pre-petition debts. The Company arranged for a debtor-in-possession credit facility through Congress Financial Corporation ("Congress") by entering into a Ratification and Amendment Agreement ("DIP Agreement") to finance its working capital needs while in bankruptcy. On July 28, 2000, the Court approved the DIP Agreement on an interim basis.


As a result of the bankruptcy proceedings, substantially all of the Company's indebtedness is in default. The repayment of such indebtedness, if any, will be the subject of the Company's plan of reorganization or order of the Court.


ITEM 2: DISPOSITION OF ASSETS


On July 16, 2000, Cerplex, Inc. entered into a definitive agreement to sell its repair sites in Louisville, Kentucky, Tewksbury, Massachusetts and Livermore, California and a call center located in Irvine, California. The purchaser of the accounts receivable, certain inventory, and other assets associated with these business operations was an U.S. subsidiary of a Dutch company named Teleplan Holdings USA, Inc ("Teleplan").


On August 28, 2000, the Court approved the transaction described above, fulfilling the final condition precedent to closing. The cash proceeds of the sale totaling $4,180,000 were partially used to repay secured debt owed by Cerplex, Inc to Congress under the DIP Agreement. The balance of the proceeds is held in escrow for the benefit of other creditors, pending further order of the Court or written agreement among the Company; Welsh, Carson, Anderson and Stowe VII, L.P.; and the Official Unsecured Creditors Committee.


In addition, as part of the purchase consideration, Teleplan assumed unsecured trade debt of approximately $1.8 million and forgave a $320,000 promissory note owed to it by Cerplex, Inc. In connection with this sale of assets, approximately 250 employees located in four facilities were retained by Teleplan.


On September 18, 2000, the Court approved the sale of assets related to Cerplex, Inc.'s parts division to Alorica, Inc.. The cash proceeds of the sale totaling $208,000 are being held for the benefit of creditors. No liabilities were assumed by Alorica, Inc. as part of the transaction.

                             THE CERPLEX GROUP, INC.
                             (Registrant)


                             By:  /S/ Richard Alston

                                -----------------------------------------------
                                 Name: Richard Alston
                                 Title: President and Chief Operating Officer

Date:  September 21, 2000
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